UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (Date of earliest event reported): November 6, 2025
MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1200 Abernathy Road N.E.
Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)
(770) 206-4200
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MWA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Executive Officer Transition
On November 6, 2025, Mueller Water Products, Inc. (the “Company”) announced that Marietta E. Zakas will retire as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”), effective as of February 9, 2026 (the “Transition Date”). In connection with Ms. Zakas’ retirement, the Company’s Board of Directors appointed Paul McAndrew as President and Chief Executive Officer, effective as of the Transition Date.
Mr. McAndrew, 51, has served as the Company’s President and Chief Operating Officer since May 2024. Prior to then, Mr. McAndrew had served as the Company’s Executive Vice President and Chief Operating Officer from August 2023 to May 2024 and as the Company’s Senior Vice President of Global Operations and Supply Chain from November 2022 to August 2023. Prior to joining the Company, Mr. McAndrew served as Vice President and General Manager of Professional Tools in the Commercial and Residential Solutions business of Emerson Electric Co. from April 2017 to November 2022.
Outgoing Chief Executive Officer Arrangements
In connection with Ms. Zakas’ retirement, the Company and Ms. Zakas entered into a Transition Agreement (the “Transition Agreement”), pursuant to which Ms. Zakas will serve as a Senior Advisor to the Company beginning on the Transition Date through December 31, 2026 (“Transition Period”). Pursuant to the Transition Agreement, Ms. Zakas will be paid her current base salary, pro-rated from the Transition Date to December 31, 2026.
The Transition Agreement further provides for the following payments and benefits, subject to Ms. Zakas’ execution of an effective release of claims: (i) a prorated annual bonus for fiscal year 2026, determined based on the greater of target and actual performance, (ii) a reduced fiscal year 2026 equity award, to be granted as performance-based restricted stock units with a grant date value of $2,000,000, (iii) COBRA continuation coverage with monthly payments equal to 150% of the applicable monthly COBRA rate for the first 12 months of coverage (which coverage may be extended for an additional 24 month period at Ms. Zakas’ expense), (iv) continued group life insurance coverage through June 30, 2028 and (v) reimbursement for financial planning services of up to $20,000.
Additionally, Ms. Zakas’ equity awards will remain outstanding and eligible to vest during the Transition Period pursuant to the terms of the applicable incentive plans and award agreements. The Company also will reimburse Ms. Zakas for up to $25,000 in legal fees incurred in connection with the Transition Agreement.
Pursuant to the Transition Agreement, Ms. Zakas also reaffirmed her obligation to comply with the restrictive covenants set forth in her employment agreement and equity award agreements.
The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Incoming Chief Executive Officer Arrangements
In connection with Mr. McAndrew’s appointment as the Company’s President and Chief Executive Officer, the Company and Mr. McAndrew entered into a letter agreement (the “Letter Agreement”), pursuant to which, effective as of the Transition Date, Mr. McAndrew will receive an annual base salary of $915,000, a target annual bonus opportunity for fiscal year 2026 equal to 100% of Mr. McAndrew’s base salary (pro-rated as of the Transition Date) and a target long-term incentive opportunity equal to 370% of Mr. McAndrew’s base salary, minus the long-term incentive opportunity granted to Mr. McAndrew in December 2025 (the “2026 LTI Grant”). The 2026 LTI Grant will be granted in the form of stock options (25%), restricted stock units (25%) and performance restricted stock units (50%). The stock options and restricted stock units will vest ratably over a three-year period. The performance restricted stock units will be subject to the same performance cycle and criteria as the performance restricted stock units to be granted to Mr. McAndrew in December 2025, which have not yet been determined by the Company’s Compensation Committee.
Additionally, as President and Chief Executive Officer, Mr. McAndrew will be entitled to receive benefits under the Company’s Executive Severance Plan, as amended by the Letter Agreement. Accordingly, if Mr. McAndrew’s employment is terminated by the Company without Cause (as defined in the Letter Agreement) or Mr. McAndrew resigns with Good Reason (as defined in the Letter Agreement), Mr. McAndrew will be entitled to, among other benefits and subject to receipt of a customary release and other terms, a cash payment equal to 300% of his base salary, plus a prorated bonus for the year in which the termination occurred. If the termination without Cause or for Good Reason occurs within two years of a Change in Control (as defined in the Executive Severance Plan), Mr. McAndrew will be entitled to, among other benefits and subject to receipt of a customary release and other terms, a cash payment equal to 300% of the sum of his (i) base salary and (ii) Target Bonus (as defined in the Executive Severance Plan), plus a prorated bonus for the year in which the termination occurred and all unvested restricted stock units, performance restricted stock units (at target) and options will vest.
Mr. McAndrew also will be eligible for other benefits and perquisites on terms substantially similar to those that apply to other executive officers of the Company, including an annual car allowance, reimbursement for financial planning services, and participation in the Company’s health, welfare and other benefit plans.
Mr. McAndrew will also be nominated by the Company’s Board to join the Board at the annual shareholders’ meeting.
There are no family relationships between Mr. McAndrew and any Company director or executive officer, and no arrangements or understandings between Mr. McAndrew and any other person pursuant to which he was selected as an officer. Since October 1, 2024, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. McAndrew had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.
The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.
Item 7.01.    Regulation FD Disclosure.
On November 6, 2025, the Company issued a press release announcing the leadership transition described above. The press release, furnished as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

10.1	Transition Agreement, dated November 6, 2025, by and between Mueller Water Products, Inc. and Marietta E. Zakas
10.2	Letter Agreement, dated November 6, 2025, by and between Mueller Water Products, Inc. and Paul McAndrew
99.1	Press Release, dated November 6, 2025
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Mueller Water Products, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 6, 2025	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Chason A. Carroll
Chason A. Carroll
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary